Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA, LLC

For the Reporting Period 10/1/2015 - 12/31/2015

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC

Beginning Cash Balance	$83,553,396

All receipts received by the debtor
Cash Sales	180,020,491
Collection of Accounts Receivable	—
Proceeds from Litigation (settlement or otherwise)	—
Sale of Debtor’s Assets	—
Capital Infusion pursuant to the Plan	—
Total of cash received	180,020,491

Total of cash available	263,573,887

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	—
All other disbursements made in the ordinary course	(178,709,608)
Total Disbursements	(178,709,608)

Ending Cash Balance	$84,864,279

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson
Name: Clifford Wilson

Vice President and Assistant Treasurer
Title

Janaury 29, 2016
Date

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period: October 1, 2015 to December 31, 2015

SuperMedia LLC

Balance Sheet ( $ Thousands )

12/31/2015

SuperMedia LLC
Assets
Current Assets:
Cash and Cash Equivalents	84,864

Current Notes Receivable - Affiliate	3,318,505

Trade - Billed - Local	77,118
Trade - Billed - National	5,650
Trade - Billed - Subtotal	82,768
Other Receivables	0
Affiliate Accounts Receivable	19,000
Other Receivables - Subtotal	19,000
Allowance for Doubtful Accounts	(12,887)

Accounts Receivable (Net of Allowance)	88,881
Unbilled Receivable	0
Accrued Taxes Receivable	0

Deferred Directory Costs	56,500

Short Term Investments	0
Interest Receivable	60,045
Deferred Income Tax Benefit	0
Total Prepayments	331
Current Notes Receivable - Nonaffiliate	0
Other Current Assets	23
Prepaid expenses and Other	60,399

Total Current Assets	3,609,150

Property, Plant, and Equipment	48,969
Accumulated Depreciation	(38,007)
Fixed Assets & Computer Software, net	10,962
Goodwill	0
Intangible Assets, net	87,059
Pensions	0
Deferred Tax Assets	0
Debt Issuance Costs	0
Other	35,429

TOTAL ASSETS	3,742,600

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period: October 1, 2015 to December 31, 2015

SuperMedia LLC

Balance Sheet ( $ Thousands )

12/31/2015

Liabilities & Stockholders Equity
Current Liabilities:
Debt Maturing within one year	0

Accounts Payable - Nonaffiliate	177
Accounts Payable - Affiliate	0
Accounts Payables	177

Accrued Payroll	0
Accrued Payroll Taxes	0
Accrued Vacation	523
Accrued Medical and Other Insurance	0
Additional Employee Compensation Plans	807
Other Accrued Payroll Benefits	27
Accrued Salaries & Wages	1,357

Accrued General Taxes	12,801
Accrued Income Tax	1,694
Unrecognized Tax Ben - Current (FIN48)	0
Accrued Taxes	14,495

Accrued Other Liabilities	3,918
Advanced Billing and Payments	4,872
Other Curr Liab - Other	10,330
Accounts Payable and Accrued Liabilities	35,148
Accrued Interest - Nonaffiliate	0
Deferred Revenue	19,097
Current Deferred Income Taxes	16,287

Total Current Liabilities and Current Maturity	70,532

Long Term Debt	0
Employee Benefit Obligations	21,376
Deferred Income Tax Liabilities	75,642
Unrecognized Tax Ben - Noncurrent (FIN48)	0
Other Noncurrent Liabilities	331

Stockholder’s Equity (deficit):
Minority Interest	0
Common Stock	3
Preferred Stock	0
Additional Paid-in Capital	306,519
Retained Earnings	3,268,826
Accumulated Other Comp Income	(628)

Total Equity	3,574,719

TOTAL LIABILITIES AND EQUITY	3,742,600

SuperMedia Bank Account Balances

Account	12/31/15

STATE STREET TREASURY PLUS	—

SSGA SSLMMF	67,954,169.39

BAML4420	—

BAML5138	—

BAML5421	—

BAML9078	—

JPMC2840	—

JPMC4838	15,895,463.37

JPMC6202	—

JPMC6620

JPMC6639	(94,078.79)

JPMC3096	—

JPM_CON6922	—

JPM_PAYS6930	—

FR_LOC9437	—

FR_ADV2667	6,942.59

FR_LOC9429	—

Net adjustment for outstanding pmts	—

Total Cash-in-bank (1)	83,762,496.56

Net adjustments	1,101,782.85

Total Cash per books	84,864,279.41

Note (1): All bank accounts are owned by SuperMedia, LLC. Cash balances reflect the receipts and disbursements of all legal entities.